Item 77D
                                    Policies with Respect to Security Investment



                         The Dreyfus/Laurel Funds, Inc.
                          Dreyfus Premier Balanced Fund


      Effective March 1, 2007, Dreyfus Premier Balanced Fund (the "Fund") modified its investment policies to permit it to invest in the following additional types of securities:
       o     Inflation-indexed securities
       o     Municipal obligations
       o     Floating rate securities
       o     Custodial receipts

      Effective March 1, 2007, the Fund is also permitted to engage in the following additional investment techniques:
       o     Swap transactions and other credit derivatives transactions
       o     Currency exchange transactions

     In connection with these changes, the Fund filed post-effective amendment No. 102 to the Fund's Registration Statement on Form N-1A on December 22, 2006 pursuant to Rule 485(a)(i) under the Securities Act of 1933, as amended, and further by Post-Effective Amendment No. 103 to the Fund's Registration Statement on February 28, 2007 pursuant to Rule 485(b) under the Securities Act of 1933, as amended. The Fund's Statement of Additional Information dated March 1, 2007, which is incorporated hereto by reference, reflects these changes. Shareholder approval was not required.